Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:

Jim Mazzola

jim.mazzola@tptherapeutics.com

858-342-8272

TURNING POINT THERAPEUTICS ANNOUNCES PROGRAM UPDATES AND MILESTONES FOR 2020

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Repotrectinib Granted Fast Track Designation in Previously Treated ROS1-Positive Advanced Non-Small Cell Lung Cancer Patient Subset; Registrational Phase 2 Study Continues Site Activation and Patient Enrollment

•	Multiple RET-Positive Patients with Solvent-Front Mutations Previously Treated with Other Investigational RET Inhibitors Dosed with TPX-0046

•	Next-Generation ALK Inhibitor Candidate Nominated, Entering IND-Enabling Studies; Demonstrates Potent Activity Against Wildtype ALK and Resistant Mutations

SAN DIEGO, Jan. 13, 2020 – Turning Point Therapeutics, Inc. (NASDAQ: TPTX), a precision oncology company developing next-generation therapies that target genetic drivers of cancer, today provided program updates for its four drug candidates and ongoing clinical studies.

“Following a transformational year in 2019, we are pleased with the progress in our ongoing clinical studies, our recent Fast Track designation for repotrectinib and nomination of our ALK inhibitor candidate for IND-enabling studies,” said Athena Countouriotis, M.D., president and CEO.

“In addition, we have now dosed multiple patients with our RET/SRC-inhibitor, TPX-0046, who presented with solvent-front mutations and were previously treated with other investigational RET inhibitors. The emergence of RET solvent-front mutations is an indication of the need for a next-generation RET inhibitor given the limited treatment options for these patients.”

PROGRAM UPDATES AND 2020 MILESTONES

Repotrectinib

Clinical study of repotrectinib continues to progress in the Phase 2 registrational portion of the TRIDENT-1 global study and Phase 1/2 study in pediatric patients. With sites activating globally in the TRIDENT-1 study, the company continues to anticipate reporting early interim data from initial patients in some of the registrational cohorts in the second half of the year.

The company announced today that repotrectinib has been granted Fast Track designation by the U.S. Food and Drug Administration for the treatment of ROS1-positive advanced non-small cell lung cancer (NSCLC) patients who have been previously treated with one prior line of platinum-based chemotherapy and one prior line of a ROS1 tyrosine kinase inhibitor (TKI). There are currently no approved targeted therapies for TKI-pretreated ROS1-positive NSCLC patients.

Following ongoing dialogue with health authorities, the company recently amended the TRIDENT-1 protocol for expansion cohorts 2 and 3 to clarify that ROS1-positive advanced NSCLC patients must have had one prior platinum-based chemotherapy regimen in addition to one prior TKI (cohort 2) or two prior TKIs (cohort 3). This amendment to cohort 2 is in line with the patient population granted fast track designation. Additionally, based on the potential future treatment paradigm, expansion cohort 4 has been amended to enroll only ROS1-positive advanced NSCLC patients with one prior TKI and no prior chemotherapy. This amendment is aimed at expanding enrollment in multiple ROS1-positive advanced NSCLC TKI-pretreated patient populations.

TPX-0022 – MET/CSF1R/SRC Inhibitor

Study of TPX-0022 continues to progress in a Phase 1 clinical trial in advanced solid tumor patients with MET genetic alterations. The company continues to anticipate reporting early interim data from initial patients during the second half of the year.

TPX-0046 – RET/SRC Inhibitor

Study of TPX-0046 continues to progress in a Phase 1/2 clinical trial, with early enrollment including multiple RET-positive patients with solvent-front mutations previously treated with other investigational RET inhibitors. In preclinical studies against proxy molecules for other investigational RET inhibitors, TPX-0046 showed comparable or stronger potency against wildtype and certain RET solvent-front mutations.

TPX-0131, A Next-Generation ALK Inhibitor

The company today announced the advancement of TPX-0131, its next-generation ALK inhibitor candidate, into IND-enabling studies. TPX-0131 has been designed with a compact macrocyclic structure and in preclinical studies has been shown to potently inhibit wildtype ALK and numerous ALK mutations, in particular the clinically observed G1202R solvent-front mutation and G1202R/L1196M compound mutation. ALK-driven tumors are estimated to represent up to 7 percent of driver oncogenes in NSCLC and of patients who develop a resistance mutation, G1202R has been reported in approximately 42 percent.

2020 Milestones

Key milestones anticipated in 2020 include:

•	Additional TPX-0131 preclinical data during the first half of the year;

•	Present preclinical repotrectinib combination data;

•	Early interim data from initial patients in some of the registrational cohorts of the repotrectinib TRIDENT-1 Phase 2 study during the second half of the year;

•	Early interim data from initial patients treated with TPX-0022 during the second half of the year; and

•	Submitting the IND for TPX-0131 by early 2021.

About Turning Point Therapeutics Inc.

Turning Point Therapeutics is a clinical-stage precision oncology company with a pipeline of internally discovered investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead drug candidate, repotrectinib, is a next-generation kinase inhibitor targeting the ROS1 and TRK oncogenic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib, which is currently being studied in a registrational Phase 2 study in adults and a Phase 1/2 study in pediatric patients, has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients. The company’s pipeline of drug candidates also includes TPX-0022, targeting MET, CSF1R and SRC, which is currently being studied in a Phase 1 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in MET; TPX-0046, targeting RET and SRC, which is currently being studied in a Phase 1/2 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in RET; and TPX-0131, a next-generation ALK inhibitor entering IND-enabling studies. Turning Point’s next-generation kinase inhibitors are designed to bind to their targets with greater precision and affinity than existing therapies, with a novel, compact structure that has demonstrated an ability to potentially overcome treatment resistance common with other kinase inhibitors. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment. For more information, visit www.tptherapeutics.com.

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Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Turning Point Therapeutics’ drug candidates, repotrectinib, TPX-0022, TPX-0046 and TPX-0131, the results, conduct, progress and timing of Turning Point Therapeutics’ development programs and clinical trials including the Phase 2 TRIDENT-1 clinical study, the Phase 1/2 pediatric clinical study of repotrectinib, the Phase 1 clinical study of TPX-0022 and the Phase 1/2 clinical study of TPX-0046, plans regarding future clinical trials and regulatory submissions, and the regulatory approval path for repotrectinib. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Turning Point Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Turning Point Therapeutics’ business in general, and the other risks described in Turning Point Therapeutics’ filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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